Exhibit 99.1

Contact:    Jamie Caulfield

                  Vice President, Investor Relations

PepsiCo Reports 13% Net Sales Increase and 14% Rise in Division Operating Profit

•         EPS of $0.51 Includes Tax Charge Related to International Cash Repatriation

PURCHASE, N.Y., September 29, 2005 – PepsiCo reported 13% net sales growth and a 14% increase in third quarter Division operating profit. Worldwide snacks volume increased 4.5% and worldwide beverage volume grew 10%. The results were largely driven by strong performances in the Company’s North American beverage business and its international operations.

Earnings per share were $0.51 in the quarter, including a $0.27 charge related to the Company’s intent to repatriate $7.5 billion of international earnings under the provisions of the American Jobs Creation Act. The third quarter of last year included tax benefits of $221 million, or $0.13 per share. Excluding these tax items, earnings were $0.78 per share, an increase of 18% compared to the third quarter of last year.

Chairman and CEO Steve Reinemund said, “We are very pleased with our performance for the quarter, especially on the top line. Each of our operating divisions contributed to the very positive overall results. Our international operations, in particular, continue to perform very well, and our North American beverage business capitalized on strong weather-driven demand to deliver an outstanding quarter.”

Reinemund continued, “Looking ahead to the fourth quarter, we are encouraged by the momentum in our businesses, but we expect the recent hurricanes to negatively affect some key input costs and, potentially, consumer spending. We are not unique in having to address these challenges, but clearly must acknowledge them.”

“All that said, given the strength of our third quarter, and recognizing the near-term cost- and economic challenges, I believe we will exceed our previously stated 2005 operating and financial objectives.”

Summary of PepsiCo Third Quarter 2005 Results
	% Growth Rate
	Quarter Alone	Year to Date
Volume (Servings)	8	6
Revenue	13	10
Division Operating Profit	14	12
Net Income	(37)	(8)
Net Income Excluding Tax Items	17	14
Earnings Per Share	(36)	(7)
Earnings Per Share Excluding Tax Items	18	16

Summary of Division Third Quarter 2005 Results
	% Growth Rate
	FLNA	PBNA	PI	QFNA	Total PepsiCo
Volume	2	8	7/13¹	—	4.5/10¹
Revenue	6	17	17	2	13
Division Operating Profit	6	16	28	—	14

          ¹Snacks/beverages

Summary of Division Third Quarter 2005 Year-to-Date Results
	% Growth Rate
	FLNA	PBNA	PI	QFNA	Total PepsiCo
Volume	2.5	3.5	4/11¹	6	4/7¹
Revenue	6	9	15	9	10
Division Operating Profit	6	10	24	13	12

          ¹Snacks/beverages

Frito-Lay North America (FLNA) net revenue increased 6%, led by growth of Lay’s, Cheetos, Tostitos and Quaker snacks.

Core salty snacks revenue grew 5% on volume growth of over 2%. Solid volume growth in trademark Lay’s, Cheetos, Tostitos and Sunchips was partially offset by a slight decline in trademark Doritos.

Revenues from the division’s other macro snacks products grew almost 10%, driven by double-digit growth in Quaker Chewy Granola bars and rice cakes products, and the strength of the cookie, cracker and meat snack lines.

Revenue growth outpaced volume growth as a result of favorable pricing and mix. Operating profit grew 6%. Operating margins were affected by higher labor and benefits costs, write-offs associated with damage from Hurricane Katrina, and increased advertising and marketing costs, offset somewhat by favorable settlement of prior-year trade accruals.

PepsiCo Beverages North America (PBNA) volume increased 8%, led by Gatorade growth; net revenue and operating profit grew at mid-teens rate.

PBNA reported record volume growth of 8%, fueled by 24% growth in its non-carbonated beverage portfolio. Non-carbonated beverage results were driven by strong double-digit growth in Gatorade, trademark Aquafina, and Propel. These products benefited from above-average temperatures across North America, which created strong consumer demand, and from successful new products such as Gatorade Lemonade and Aquafina Flavorsplash. Trademark Tropicana non-carbonated beverages grew in the low double-digits, led by the Tropicana fruit drinks line and reflecting volume trends on Tropicana Pure Premium that, while down slightly, showed sequential improvement from the first half of the year.

Carbonated soft drink (CSD) volumes were unchanged from prior year. Trademarks Pepsi and Mountain Dew experienced low single-digit declines, offset by mid single-digit growth in trademark Sierra Mist. Across the trademarks, diet CSDs experienced mid single-digit growth, boosted by the relaunch of Diet Wild Cherry Pepsi, Pepsi One with Splenda, Diet Mountain Dew and Sierra Mist Free. Regular CSDs posted a low single-digit decline.

Net revenue grew 17% reflecting the volume gains, positive mix and pricing, and approximately one point from foreign exchange. Operating profit grew 16%, reflecting the revenue gain, partly offset by higher raw material, energy and transportation costs, as well as by higher advertising and marketing expenses.

PepsiCo International (PI) profits grew 28% on broad-based gains in both snacks and beverages.

Snacks volume growth of 7% in the quarter was driven by strong double-digit growth in India, Turkey, Russia and China, along with low single-digit growth at Gamesa in Mexico. These gains were partially offset by declines of less than 1% at Sabritas in Mexico and Walkers in the UK. Both Sabritas and Walkers volume trends improved sequentially from the second quarter. Combined acquisition and divestiture activity had no net impact on PI’s overall snack volume growth rate.

Beverage volume grew 13%. Broad-based growth was led by double-digit growth in the Middle East, China, Russia, Venezuela and Argentina. Both carbonated soft drinks and non-carbonated beverages grew at double-digit rates.

PI Regional Volume Growth Third Quarter 2005
	% Growth Rate
	Snacks		Beverages
	Quarter	Year to Date	Quarter	Year to Date
Latin America	3	2	8	6
Europe, Middle East and Africa*	14	9	15	13
Asia Pacific**	3.5	1.5	13	11
Total PI	7	4	13	11

        *Snacks growth ex acquisition: 10% for the quarter and 6% year to date

        **Snacks growth ex divestiture: 22% for the quarter and 20% year to date

Net revenue grew 17%, driven by the volume gains. Foreign currency translation contributed 4 points of net revenue growth, reflecting the favorable Mexican peso and Brazilian real, partially offset by the unfavorable British pound. Acquisitions contributed two points of growth.

Operating profit grew 28%, driven largely by the volume growth, offset somewhat by higher energy and raw material costs. Foreign currency contributed 6 percentage points of growth. The net favorable impact from acquisition and divestiture activity contributed 3 percentage points of growth.

Quaker Foods North America (QFNA) had 2% net revenue increase, driven by growth of Rice-A-Roni and Life cereal.

Net revenue grew 2% and volume was even with the year-ago quarter. The volume performance reflects double-digit growth in Rice-A-Roni, high-single-digit growth in Life cereal and low single-digit growth in Cap’n Crunch cereal and Quaker Oatmeal. These gains were offset by low single digit declines in Aunt Jemima syrups and mixes, as well as declines in other breakfast foods.

Favorable product mix, price increases on ready-to-eat cereals taken in the second half of 2004, and favorable Canadian foreign exchange rates contributed two points to revenue growth. Operating profit was flat, as increased advertising and marketing expenses and higher cost of sales offset revenue gains.

Benefit of PBG share sales, share repurchases, and strong equity bottler results were partially offset by higher corporate unallocated costs.

Earnings per share growth for the quarter was bolstered by a $41 million pre-tax gain recognized on the sale of shares in The Pepsi Bottling Group, a 1% reduction in the number of weighted average shares outstanding and strong equity bottler results.

Corporate unallocated expenses increased by $60 million in the quarter. This increase primarily reflects a $45 million non-cash charge associated with conforming the Company’s method of accounting for certain freight, distribution and employee benefits costs across all Divisions. Support of health and wellness and innovation initiatives increased $10 million, costs associated with the Company’s Business Process Transformation Initiative (BPT) increased $7 million, and employee-related costs increased $6 million. These increases were partially offset by a $23 million gain on the settlement of a class action lawsuit related to the Company’s purchases of high fructose corn syrup from 1991 through 1995.

Company’s intention to repatriate $7.5 billion of undistributed international earnings resulted in $468 million tax charge.

Consistent with its July 22 announcement, the Company intends to repatriate $7.5 billion of undistributed international earnings under the provisions of the American Jobs Creation Act (AJCA) in 2005. The third quarter results include a tax charge of $468 million, or $0.27 per share, associated with this action.

Management updates full-year 2005 earnings outlook.

The Company updated its full-year earnings outlook, stating it now expects earnings per share for 2005 of $2.41 to $2.42, including the impact of the 53rd week (see note under “Miscellaneous Disclosures,” below) and the tax charge related to its intended repatriation of international earnings. The Company expects the impact of the 53rd week to increase earnings per share by $0.04.

Excluding the impact of the 53rd week and the repatriation tax charge, the Company expects full year earnings per share of $2.64 to $2.65.

About PepsiCo

PepsiCo is one of the world’s largest food and beverage companies with annual revenues of $29 billion. Its principal businesses include Frito-Lay snacks, Pepsi-Cola beverages, Gatorade sports drinks, Tropicana juices and Quaker foods. Its portfolio includes 16 brands that generate $1 billion or more each in annual retail sales.

Cautionary Statement

This release contains statements concerning PepsiCo’s expectations for future performance. Any such forward-looking statements are inherently speculative and are based on currently available information, operating plans and projections about future events and trends. As such, they are subject to numerous risks and uncertainties. Actual results and performance may be significantly different from expectations. Please see the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K, for a discussion of specific risks that may affect performance.

Miscellaneous Disclosures

Conference Call. At 11 a.m. (Eastern Time) today, the Company will host a conference call with investors to discuss third quarter 2005 results and the outlook for the full year 2005. For details, visit the Company’s website at www.pepsico.com.

Reconciliation. In discussing financial results and guidance, the Company may refer to certain non-GAAP measures. A reconciliation of any such non-GAAP measures to reported financial statements can be found under “PepsiCo Financial Press Releases” on the Company’s website at www.pepsico.com in the “Investors” section.

Bottler Volume. Volume for products sold by PepsiCo’s bottlers is reported by PepsiCo on a monthly basis, with the third quarter comprising June, July and August.

53rd Week in 2005. PepsiCo’s fiscal year ends on the last Saturday in December. As a result, most fiscal years contain 52 weeks, and a 53rd week is added every five or six years. For purposes of comparability, the Company provides guidance that excludes the 53rd week. The Company provides guidance that excludes the estimated impact of the 53rd week as management believes it is more indicative of the Company’s ongoing performance.

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PepsiCo, Inc. and Subsidiaries

Condensed Consolidated Statement of Income

(in millions except per share amounts, unaudited)

	12 Weeks Ended		36 Weeks Ended
	9/3/05	9/4/04	9/3/05	9/4/04
Net Revenue	$8,184	$7,257	$22,466	$20,458

Cost and Expenses
Cost of sales	3,733	3,300	10,255	9,324
Selling, general and administrative expenses	2,734	2,410	7,625	6,974
Amortization of intangible assets	37	35	103	100

Operating Profit	1,680	1,512	4,483	4,060

Bottling Equity Income	209	147	430	292
Interest Expense	(58)	(41)	(161)	(113)
Interest Income	37	15	88	37

Income before Income Taxes	1,868	1,633	4,840	4,276

Provision for Income Taxes	1,004	269	1,870	1,049

Net Income	$ 864	$1,364	$ 2,970	$ 3,227

Diluted
Net Income Per Common Share	$ 0.51	$ 0.79	$ 1.74	$ 1.86
Average Shares Outstanding	1,703	1,727	1,709	1,735

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PepsiCo, Inc. and Subsidiaries

Supplemental Financial Information

(in millions, unaudited)

	12 Weeks Ended		36 Weeks Ended
	9/3/05	9/4/04	9/3/05	9/4/04
Net Revenue

Frito-Lay North America	$2,461	$2,325	$ 7,097	$ 6,704

PepsiCo Beverages North America	2,520	2,147	6,522	5,999

PepsiCo International	2,839	2,430	7,716	6,719

Quaker Foods North America	364	355	1,131	1,036

Total Net Revenue	$8,184	$7,257	$22,466	$20,458

Operating Profit

Frito-Lay North America	$ 655	$ 616	$ 1,788	$ 1,686

PepsiCo Beverages North America	628	542	1,598	1,460

PepsiCo International	473	370	1,232	995

Quaker Foods North America	111	111	369	325

Division Operating Profit	1,867	1,639	4,987	4,466

Corporate Unallocated	(187)	(127)	(504)	(406)

Total Operating Profit	$1,680	$1,512	$ 4,483	$ 4,060

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PepsiCo, Inc. and Subsidiaries

Condensed Consolidated Statement of Cash Flows

(in millions, unaudited)

	36 Weeks Ended
	9/3/05	9/4/04
Operating Activities
Net income	$2,970	$3,227
Adjustments
Depreciation and amortization	896	863
Stock-based compensation expense	215	261
Cash payments for merger-related costs and other restructuring charges	(21)	(57)
Bottling equity income, net of dividends	(345)	(248)
Deferred income taxes	101	62
Net change in operating working capital(a)	251	(659)
Other, net	491	268
Net Cash Provided by Operating Activities	4,558	3,717

Investing Activities
Snack Ventures Europe (SVE) minority interest acquisition	(750)	–
Capital spending	(796)	(700)
Sales of property, plant and equipment	65	15
Other acquisitions and investments in noncontrolled affiliates	(302)	(28)
Cash proceeds from sale of The Pepsi Bottling Group (PBG) stock	177	–
Divestitures	3	–
Short-term investments, net	(1,858)	(86)
Net Cash Used for Investing Activities	(3,461)	(799)

Financing Activities
Proceeds from issuances of long-term debt	13	504
Payments of long-term debt	(145)	(175)
Short-term borrowings, net	1,221	15
Cash dividends paid	(1,209)	(940)
Share repurchases – common	(2,085)	(2,475)
Share repurchases – preferred	(14)	(20)
Proceeds from exercises of stock options	707	846
Net Cash Used for Financing Activities	(1,512)	(2,245)
Effect of Exchange Rate Changes on Cash and Cash Equivalents	(21)	(12)
Net (Decrease)/Increase in Cash and Cash Equivalents	(436)	661
Cash and Cash Equivalents – Beginning of year	1,280	820
Cash and Cash Equivalents – End of period	$ 844	$1,481

(a) 2004 includes a tax payment of $760 million as a result of our 2003 settlement with the Internal Revenue Service.

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PepsiCo, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet

(in millions)

	9/3/05	12/25/04
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$ 844	$ 1,280
Short-term investments	4,028	2,165
	4,872	3,445

Accounts and notes receivable, net	3,757	2,999
Inventories
Raw materials	716	665
Work-in-process	180	156
Finished goods	768	720
	1,664	1,541

Prepaid expenses and other current assets	498	654
Total Current Assets	10,791	8,639

Property, plant and equipment, net	8,163	8,149
Amortizable intangible assets, net	530	598

Goodwill	3,893	3,909
Other nonamortizable intangible assets	898	933
	4,791	4,842

Investments in noncontrolled affiliates	3,450	3,284
Other assets	3,173	2,475
Total Assets	$30,898	$27,987

Liabilities and Shareholders’ Equity
Current Liabilities
Short-term borrowings obligations	$ 2,266	$ 1,054
Accounts payable and other current liabilities	5,860	5,599
Income taxes payable	890	99
Total Current Liabilities	9,016	6,752

Long-term debt obligations	2,300	2,397
Other liabilities	4,144	4,099
Deferred income taxes	1,338	1,216
Total Liabilities	16,798	14,464

Preferred stock, no par value	41	41
Repurchased preferred stock	(104)	(90)

Common Shareholders’ Equity
Common stock	30	30
Capital in excess of par value	641	618
Retained earnings	20,441	18,730
Accumulated other comprehensive loss	(921)	(886)
	20,191	18,492

Less: Repurchased shares	(6,028)	(4,920)
Total Common Shareholders’ Equity	14,163	13,572
Total Liabilities and Shareholders’ Equity	$30,898	$27,987

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Supplemental Share and Option Data

(in millions of shares, except average share and exercise prices)

	12 Weeks Ended		36 Weeks Ended
	9/3/05	9/4/04	9/3/05	9/4/04
Beginning Net Shares Outstanding	1,673	1,697	1,679	1,705
Options Exercised	3	4	20	29
Shares Repurchased	(15)	(14)	(38)	(47)
Ending Net Shares Outstanding	1,661	1,687	1,661	1,687

Weighted Average Basic	1,668	1,692	1,674	1,701
Dilutive Securities:
Options	31	32	31	30
Restricted Stock Units	2	1	2	1
ESOP Convertible Preferred Stock/Other	2	2	2	3
Weighted Average Diluted	1,703	1,727	1,709	1,735

Average Share Price for the Period	$54.68	$51.98	$54.40	$51.70
Growth Versus Prior Year	5%		5%

Options Outstanding	162	180	169	186
Options in the Money	162	179	165	177
Dilutive Options	31	32	31	30
Dilutive Options as % of Options in the Money	19%	18%	19%	17%

Average Exercise Price of Options in the Money	$41.70	$39.99	$41.19	$39.20

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Reconciliation of GAAP and Non-GAAP Information

We recognized a tax charge in the third quarter of 2005 related to the Company’s intention to repatriate $7.5 billion of international earnings under the provisions of the American Jobs Creation Act (AJCA). Additionally, during the third quarter of 2004, we recognized certain tax benefits.

Net income and earnings per share, excluding the impact of the above tax items, are not measures defined by generally accepted accounting principles (GAAP). We believe investors should consider our net income and earnings per share without the impact of these tax items, since management believes it is more indicative of our ongoing performance.

In 2005, we have an additional week of results (53rd week) as our fiscal year ends on the last Saturday of each December, resulting in an additional week of results every five or six years. We believe investors should consider our 2005 earnings per share guidance without the impact of the 53rd week and the AJCA tax charge, as management believes it is more indicative of our ongoing performance.

Net Income Reconciliation (in millions)

	12 Weeks Ended	12 Weeks Ended
	9/3/05	9/4/04	% Change
Reported Net Income	$ 864	$1,364	(37)
Impact of AJCA Tax Charge	468	–
Impact of Tax Benefits	–	(221)
Net Income Excluding Tax Items	$1,332	$1,143	17

	36 Weeks Ended	36 Weeks Ended
	9/3/05	9/4/04	% Change
Reported Net Income	$2,970	$3,227	(8)
Impact of AJCA Tax Charge	468	–
Impact of Tax Benefits	–	(221)
Net Income Excluding Tax Items	$3,438	$3,006	14

Diluted EPS Reconciliation

	12 Weeks Ended	12 Weeks Ended
	9/3/05	9/4/04	% Change
Reported Diluted EPS	$0.51	$ 0.79	(36)
Impact of AJCA Tax Charge	0.27	–
Impact of Tax Benefits	–	(0.13)
Diluted EPS Excluding Tax Items	$0.78	$ 0.66	18

	36 Weeks Ended	36 Weeks Ended
	9/3/05	9/4/04	% Change
Reported Diluted EPS	$1.74	$ 1.86	(7)
Impact of AJCA Tax Charge	0.27	–
Impact of Tax Benefits	–	(0.13)
Diluted EPS Excluding Tax Items	$2.01	$ 1.73	16

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2005 Guidance – Diluted EPS Reconciliation

Estimated Year Ended
2005
Reported Diluted EPS	$2.41-$2.42
53rd Week	(0.04)
Impact of AJCA Tax Charge	0.27
Diluted EPS Excluding the 53rd Week and AJCA Tax Charge	$2.64-$2.65

This material contains certain forward-looking statements based on our current expectations and projections about future events. Our actual results could differ materially from those anticipated in any forward-looking statements, but we undertake no obligation to update any such statements. Please see our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, for a discussion of specific risks that may affect our performance.

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